Use these links to rapidly review the document

Filed Pursuant to Rule 424(b)(7)
Registration No. 333-238147

CALCULATION OF REGISTRATION FEE

Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(1)

Common Stock, par value $0.01 per share	15,000,000	$28.20	$423,000,000	$54,905.40

(1)
The registration fee for the offered securities was calculated in accordance with Rule 457(o) and Rule 457(r) of the Securities Act of 1933, as amended (the "Securities Act"). Payment of the registration fee for these securities at the time of filing of the Registrant's Registration Statement on Form S-3 filed with the Securities and Exchange Commission on May 11, 2020 (File No. 333-238147) (the "Registration Statement") was deferred pursuant to Rule 456(b) and Rule 457(r) under the Securities Act. This paragraph shall be deemed to update the "Calculation of Registration Fee" table in the Registration Statement.

PROSPECTUS SUPPLEMENT
(To Prospectus dated May 11, 2020)

15,000,000 Shares

YETI HOLDINGS, INC.

Common Stock

          The selling stockholders identified in this prospectus supplement are offering 15,000,000 shares of common stock of YETI Holdings, Inc. We are not selling any shares of our common stock under this prospectus supplement, and we will not receive any of the proceeds from the sale of the shares being sold by the selling stockholders.

          Our common stock is listed on the New York Stock Exchange (the "NYSE") under the symbol "YETI." The last reported sale price of our common stock on the NYSE on May 8, 2020 was $29.09 per share.

          Investing in our common stock involves a high degree of risk. See "Risk Factors" beginning on page S-4 of this prospectus supplement and the risk factors included in the documents incorporated by reference in this prospectus supplement and the accompanying prospectus to read about certain factors you should consider before buying our common stock.

	Per Share	Total

Public offering price	$28.200	$423,000,000
Underwriting discount and commission(1)	$0.185	$2,775,000
Proceeds, before expenses, to the selling stockholders	$28.015	$420,225,000

(1)
See "Underwriting" for a description of the compensation payable to the underwriter by the selling stockholders.

          Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

          The underwriter expects to deliver the shares of common stock to purchasers on or about May 13, 2020.

Goldman Sachs & Co. LLC

The date of this prospectus supplement is May 11, 2020.

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

          This document is in two parts. The first part is this prospectus supplement, which contains specific information about the selling stockholders and the terms on which the selling stockholders are offering and selling our common stock. The second part is the accompanying prospectus, which contains and incorporates by reference important business and financial information about us and other information about this offering. This prospectus supplement and the accompanying prospectus are part of a shelf registration statement on Form S-3 that we filed with the U.S. Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "Securities Act") which was automatically effective upon filing.

          In making your investment decision, you should rely only on the information contained in or incorporated by reference in this prospectus supplement, the accompanying prospectus and any free writing prospectus filed by us with the SEC. We are responsible for the information contained in this prospectus supplement and the accompanying prospectus, including the information incorporated by reference herein and therein as described herein and therein, and any free writing prospectus that we prepare and distribute. Neither we, the selling stockholders, nor the underwriter have authorized anyone to provide you with information different from that contained in or incorporated by reference into this prospectus supplement, the accompanying prospectus or any such free writing prospectus. Neither we, the selling stockholders, nor the underwriter are making an offer to sell, or soliciting an offer to buy, these securities in any jurisdiction where the offer or sale is not permitted. The information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or any related free writing prospectus filed by us with the SEC is accurate only as of the date of the applicable document. Our business, financial condition, results of operations and prospects may have changed since that date.

          As permitted by the rules and regulations of the SEC, this prospectus supplement and the accompanying prospectus do not contain all of the information included in the registration statement. For further information, we refer you to the registration statement on Form S-3, including its exhibits and the information incorporated by reference therein, of which this prospectus supplement and the accompanying prospectus form a part. We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and therefore file reports and other information with the SEC. Statements contained in this prospectus supplement and the accompanying prospectus about the provisions or contents of any agreement or other document are only summaries. If SEC rules require that any agreement or document be filed as an exhibit to the registration statement, you should refer to that agreement or document for its complete contents.

          Before you invest in our common stock, you should read the registration statement of which this document forms a part and this document, including the documents incorporated by reference in this prospectus supplement and the accompanying prospectus that are described under the caption "Where You Can Find More Information" in this prospectus supplement and the accompanying prospectus, and any free writing prospects that we prepare and distribute.

          If the description of this offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement. Any statement made in this prospectus supplement or in a document incorporated or deemed to be incorporated by reference in this prospectus supplement will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or in any other subsequently filed document that is also incorporated or deemed to be incorporated by reference in this prospectus supplement modifies or supersedes

S-ii

that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

          Unless otherwise expressly indicated or the context otherwise requires, we use the terms "YETI," the "Company," "we," "us," "our" or similar references to refer to YETI Holdings, Inc. and its subsidiaries.

          No action is being taken in any jurisdiction outside the United States to permit a public offering of the common stock or possession or distribution of this prospectus supplement in that jurisdiction. Persons who come into possession of this prospectus supplement in jurisdictions outside the United States are required to inform themselves about and to observe any restrictions as to this offering and the distribution of this prospectus supplement applicable to that jurisdiction.

          We use various trademarks, trade names, and service marks in our business, including, without limitation, YETI®, Tundra®, Hopper®, Hopper Flip®, YETI TANK®, Rambler®, Colster®, Roadie®, BUILT FOR THE WILD®, LOAD-AND-LOCK®, YETI Authorized™, YETI PRESENTS™, YETI Custom Shop™, Panga®, LoadOut®, Camino®, Hondo®, SideKick®, SideKick Dry®, Silo®, YETI ICE™, EasyBreathe™, FlexGrid™, PermaFrost™, T-Rex™, Haul™, NeverFlat™, StrongArm™, Vortex™, SteadySteel™, Hopper BackFlip™, ThickSkin™, DryHaul™, SureStrong™, LipGrip™, No Sweat™, Boomer™, Tocayo™, Lowlands™, TripleGrip™, TripleHaul™, Hauler™, Over-the-Nose™, FatLid™, MagCap™, MagSlider™, DoubleHaul™, HydroLok™, ColdCell™, U-Dock™, Hitchpoint™, Wildly Stronger! Keep Ice Longer!®, YETI Coolers™, LoadOut GoBox™, Pack Attic™, Wildproof™, Bearfoot™, GridGuard™, Diehard™, Doublebarrel™, YETI Hopper®, YETI Rambler Colster®, Rambler On®, YETI Rambler®, YETI Brick®, Flip™, Tundra Haul™, HotShot™, Coldcell Flex™, ThermoSnap™, Daytrip®, Crossroads™, Color Inspired By True Events™, Trailhead™, and YETI V SERIES™. YETI also uses trade dress for its distinctive product designs. For convenience, we may not include the ® or ™ symbols in this prospectus supplement and the accompanying prospectus, including the documents incorporated by reference, but such omission is not meant to and does not indicate that we would not protect our intellectual property rights to the fullest extent allowed by law. Any other trademarks, trade names, or service marks referred to in this prospectus supplement, the accompanying prospectus, including the documents incorporated by reference, that are not owned by us are the property of their respective owners.

          This prospectus supplement and the accompanying prospectus, including the documents incorporated by reference herein and therein, include estimates, projections, and other information concerning our industry and market data, including data regarding the estimated size of the market, projected growth rates, and perceptions and preferences of consumers. We obtained this data from industry sources, third-party studies, including market analyses and reports, and internal company surveys. Industry sources generally state that the information contained therein has been obtained from sources believed to be reliable. Although we are responsible for all of the disclosure contained in this prospectus supplement, and we believe the industry and market data to be reliable as of the date of this prospectus supplement, this information could prove to be inaccurate.

S-iii

 WHERE YOU CAN FIND MORE INFORMATION

          This prospectus supplement and the accompanying prospectus are part of a registration statement on Form S-3 that we have filed with the SEC under the Securities Act and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us as indicated below. In addition, we are subject to the informational requirements of the Exchange Act and, in accordance with the Exchange Act, file annual, quarterly and current reports, proxy and information statements and other information with the SEC. Our SEC filings are available to the public free of charge on the SEC's website at www.sec.gov.

          Our filings with the SEC are also available free of charge on our website at www.YETI.com. We may post information that is important to investors on our website. Information contained on our website is not incorporated by reference into this prospectus supplement or the accompanying prospectus and you should not consider information contained on our website to be part of this prospectus supplement or the accompanying prospectus. You may also request a copy of our SEC filings, at no cost, by writing or telephoning us at the following address and telephone number:

YETI Holdings, Inc.
Attention: Legal Department
7601 Southwest Parkway
Austin, Texas 78735
(512) 394-9384

S-iv

INFORMATION WE INCORPORATE BY REFERENCE

          The SEC allows us to "incorporate by reference" into this prospectus supplement the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus supplement. Any statement contained in a document incorporated or considered to be incorporated by reference in this prospectus supplement will be considered to be modified or superseded for purposes of this prospectus supplement to the extent a statement contained in this prospectus supplement or in any other subsequently filed document that is or is deemed to be incorporated by reference in this prospectus supplement modifies or supersedes such statement. We incorporate by reference in this prospectus supplement the following information (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):

  •
  our Annual Report on Form 10-K for the fiscal year ended December 28, 2019 (filed with the SEC on February 18, 2020);

  •
  our Quarterly Report on Form 10-Q for the fiscal quarter ended March 28, 2020 (filed with the SEC on May 7, 2020);

  •
  the information specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December 28, 2019 from our Definitive Proxy Statement on Schedule 14A (filed with the SEC on April 9, 2020);

  •
  our Current Reports on Form 8-K filed with the SEC on February 4, 2020, February 20, 2020, March 5, 2020 and May 7, 2020 (only with respect to Item 5.02 thereof); and

  •
  the description of our common stock, par value $0.01 per share, contained in Exhibit 4.5 of our Annual Report on Form 10-K for the year ended December 28, 2019 (filed with the SEC on February 18, 2020), which updated the description thereof contained in our Registration Statement on Form 8-A initially filed with the SEC on October 23, 2018, including any amendments or reports filed for the purpose of updating such description.

          We also incorporate by reference each of the documents that we file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus supplement and prior to the termination of the offering under this prospectus supplement. These documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements. We will not, however, incorporate by reference in this prospectus supplement any documents or portions thereof that are not deemed "filed" with the SEC, including any information furnished pursuant to Item 2.02 or Item 7.01 of our Current Reports on Form 8-K after the date of this prospectus supplement unless, and except to the extent, specified in such Current Reports.

          We will provide to each person, including any beneficial owner, to whom a prospectus (or a notice of registration in lieu thereof) is delivered a copy of any of these filings (other than an exhibit to these filings, unless the exhibit is specifically incorporated by reference as an exhibit to this prospectus supplement) at no cost, upon a request to us by writing or telephoning us at the address and telephone number set forth above under "Where You Can Find More Information."

S-v

 FORWARD-LOOKING STATEMENTS

          Statements in this prospectus supplement, including the documents that are incorporated by reference, that are not historical facts are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act. These forward-looking statements are based on our current intent, belief and expectations. We claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 for all forward-looking statements. These statements are often, but not always, made through the use of words or phrases such as "anticipate," "believes," "can," "could," "may," "predicts," "potential," "should," "will," "estimate," "plans," "projects," "continuing," "ongoing," "expects," "intends" and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events or trends. For example, all statements we make relating to our plans and objectives for future operations, growth or initiatives and strategies are forward-looking statements.

          These forward-looking statements are based on current expectations, estimates, forecasts and projections about our business and the industry in which we operate and our management's beliefs and assumptions. We derive many of our forward-looking statements from our own operating budgets and forecasts, which are based upon many detailed assumptions. While we believe that our assumptions are reasonable, we caution predicting the impact of known factors is very difficult, and we cannot anticipate all factors that could affect our actual results. All of our forward-looking statements are subject to risks and uncertainties that may cause our actual results to differ materially from our expectations. These statements are only predictions and involve estimates, known and unknown risks, assumptions and uncertainties that could cause actual results to differ materially from those expressed in such statements, including as a result of the following factors, among others:

  •
  the extent to which the coronavirus ("COVID-19") pandemic and measures taken to contain its spread ultimately impact our business, results of operations and financial condition;

  •
  our ability to maintain and strengthen our brand and generate and maintain ongoing demand for our products;

  •
  our ability to successfully design, develop and market new products;

  •
  our ability to effectively manage our growth;

  •
  our ability to expand into additional consumer markets, and our success in doing so;

  •
  the success of our international expansion plans;

  •
  our ability to compete effectively in the outdoor and recreation market and protect our brand;

  •
  the level of customer spending for our products, which is sensitive to general economic conditions and other factors;

  •
  problems with, or loss of, our third-party contract manufacturers and suppliers, or an inability to obtain raw materials;

  •
  fluctuations in the cost and availability of raw materials, equipment, labor, and transportation and subsequent manufacturing delays or increased costs;

  •
  the implementation of announced, or the enactment of new, tariffs by the U.S. government or by countries to which we export our products or raw materials;

  •
  our ability to accurately forecast demand for our products and our results of operations;

S-vi

  •
  our relationships with our national, regional, and independent retailers, who account for a significant portion of our sales;

  •
  the impact of natural disasters and failures of our information technology on our operations and the operations of our manufacturing partners;

  •
  our ability to attract and retain skilled personnel and senior management, and to maintain the continued efforts of our management and key employees;

  •
  the impact of our indebtedness on our ability to invest in the ongoing needs of our business; and

  •
  the impact of our loss of "controlled company" exceptions under NYSE listing standards, subject to applicable phase-in periods, and our inability to rely on reduced disclosure requirements as a result of no longer qualifying as an "emerging growth company" under the Jumpstart Our Business Startups Act of 2012.

          The above is not a complete list of factors or events that could cause actual results to differ from our expectations, and we cannot predict all of them. The factors noted above and the risks included in our other SEC filings may be increased or intensified as a result of the COVID-19 pandemic, including if there is a resurgence of the COVID-19 virus after the initial outbreak subsides. The extent to which the COVID-19 pandemic ultimately impacts our business, results of operations and financial condition will depend on future developments, which are highly uncertain and cannot be predicted. All written and oral forward-looking statements attributable to us, or persons acting on our behalf, are expressly qualified in their entirety by the cautionary statements disclosed under "Item 1A. Risk Factors" in our Annual Report on Form 10-K for the year ended December 28, 2019 and "Item 1A. Risk Factors" in our Quarterly Report on Form 10-Q for the quarter ended March 28, 2020, as such risk factors may be amended, supplemented or superseded from time to time by other reports we file with the SEC, including subsequent Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q.

          Potential investors and other readers are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on any forward-looking statements we make. These forward-looking statements speak only as of the date on which they are made and are not guarantees of future performance or developments and involve known and unknown risks, uncertainties and other factors that are in many cases beyond our control. Except as required by law, we undertake no obligation to update or revise any forward-looking statements publicly, whether as a result of new information, future developments or otherwise.

S-vii

PROSPECTUS SUPPLEMENT SUMMARY

          This summary highlights the information contained elsewhere in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein. Because this is only a summary, it does not contain all of the information that may be important to you. Before investing in our common stock you should read this entire prospectus supplement, the accompanying prospectus and any related free writing prospectus, together with all documents incorporated by reference herein and therein, carefully, including the "Risk Factors" section of this prospectus supplement, in our Annual Report on Form 10-K for the year ended December 28, 2019 and in our Quarterly Report on Form 10-Q for the quarter ended March 28, 2020 and our consolidated financial statements and related notes incorporated by reference in this prospectus supplement.

 Overview

          Headquartered in Austin, Texas, we are a global designer, retailer, and distributor of a variety innovative outdoor products. From coolers and drinkware to backpacks and bags, our products are built to meet the unique and varying needs of diverse outdoor pursuits, whether in the remote wilderness, at the beach, or anywhere life takes our customers. By consistently delivering high-performing, exceptional products, we have built a strong following of brand loyalists throughout the world, ranging from serious outdoor enthusiasts to individuals who simply value products of uncompromising quality and design. We have an unwavering commitment to outdoor and recreation communities, and we are relentless in our pursuit of building superior products for people to confidently enjoy life outdoors and beyond. For additional information about our business, operations and financial results, see the documents listed under "Incorporation by Reference."

Corporate Information

          Our principal executive and administrative offices are located at 7601 Southwest Parkway, Austin, Texas 78735. Our telephone number is (512) 394-9384 and our website is www.YETI.com. We may post information that is important to investors on our website. Information included or referred to on, or otherwise accessible through, our website is not intended to form a part of or be incorporated by reference into this prospectus supplement.

 The Offering

Common stock offered by the selling stockholders	15,000,000 shares.
Common stock to be outstanding after this offering	86,898,386 shares.
Use of proceeds
We will not receive any proceeds from the sale of shares by the selling stockholders. We will bear the costs associated with this registration in accordance with the registration rights agreement between us and the selling stockholders. However, the selling stockholders will bear any brokerage commissions, transfer taxes or underwriting commissions and discounts attributable to its sale of shares of our common stock.
Risk factors
Investing in our common stock involves a high degree of risk. You should carefully read the information set forth under "Risk Factors" beginning on page S-4 of this prospectus supplement, together with all of the other information set forth in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein, before buying shares of our common stock.
NYSE symbol	"YETI"

          In this prospectus supplement, unless otherwise indicated, the number of shares of our common stock outstanding after this offering (and the other information based thereon) is based on 86,898,386 shares of our common stock outstanding as of May 1, 2020. Unless we specifically state otherwise, the information in this prospectus supplement excludes:

  •
  341,769 shares of our common stock issuable upon the exercise of outstanding but unexercised options, all of which are vested, to purchase shares of our common stock under the YETI Holdings, Inc. 2012 Equity and Performance Incentive Plan, as amended and restated June 20, 2018 (the "2012 Plan") with a weighted average exercise price of $4.81 per share;

  •
  1,133,100 shares of our common stock issuable upon the exercise of outstanding but unexercised options, 321,845 of which are vested, to purchase shares of our common stock under the YETI Holdings, Inc. 2018 Equity and Incentive Compensation Plan (the "2018 Plan"), with a weighted average exercise price of $20.32 per share;

  •
  323,872 shares of our common stock issuable upon the settlement of employee restricted stock units outstanding under the 2018 Plan, with a grant date fair value of $27.53 per share;

  •
  181,646 shares of our common stock issuable upon the settlement of restricted stock awards outstanding under the 2018 Plan, with a grant date fair value of $32.84 per share;

  •
  155,696 shares of our common stock issuable upon the settlement of performance-based restricted stock outstanding under the 2018 Plan, with a grant date fair value of $32.84 per share;

  •
  23,402 shares of our common stock issuable upon the settlement of outstanding non-employee deferred stock units, 9,285 of which are unvested, and none of which have been released, under the 2018 Plan, with a fair value of $20.85 per share; 10,377 shares of our common stock issuable upon the settlement of non-employee restricted stock units outstanding under the 2018 Plan, with a fair value of $26.73 per share; and

  •
  2,962,690 shares of our common stock reserved for future issuance pursuant to awards under the 2018 Plan.

Except as otherwise indicated, all information in this prospectus supplement assumes or reflects no exercise or settlement of outstanding stock options or restricted stock awards or units.

RISK FACTORS

          Investing in our common stock involves a high degree of risk. Before making an investment decision, you should carefully consider the information in this prospectus supplement and the risk factors and other information in the documents incorporated by reference in this prospectus supplement, including the risk factors discussed under the heading "Risk Factors" in our most recent Annual Report on Form 10-K and each subsequently filed Quarterly Report on Form 10-Q and any risk factors set forth in our other filings with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, before deciding whether to invest in shares of our common stock. See "Where You Can Find More Information" and "Information We Incorporate By Reference." Each of the risks described in these documents could materially and adversely affect our business, financial condition, results of operations and prospects, and could result in a partial or complete loss of your investment. Additional risks and uncertainties not presently known to us, or that we currently deem immaterial, may also adversely affect our business operations. In addition, past financial performance may not be a reliable indicator of future performance and historical trends should not be used to anticipate results or trends in future periods.

 USE OF PROCEEDS

          The selling stockholders will receive all of the net proceeds from this offering. We will not receive any proceeds from the sale of shares by the selling stockholders. We will bear the costs associated with this registration in accordance with the registration rights agreement. However, the selling stockholders will bear any brokerage commissions, transfer taxes or underwriting commissions and discounts attributable to their sale of shares of our common stock. For more information, see "Selling Stockholders" and "Certain Relationships and Related Party Transactions with the Selling Stockholders" in the accompanying prospectus.

 SELLING STOCKHOLDERS

          The table below sets forth information regarding the beneficial ownership of shares of our common stock by the selling stockholders and reflects the current intended allocation of the sale of 15,000,000 shares of our common stock by the selling stockholders. The selling stockholders may agree, however, to sell the shares in different amounts among the selling stockholders, but in any event not to exceed 15,000,000 shares in the aggregate.

          The number of shares disclosed in the table below as "beneficially owned" are those beneficially owned as determined under the rules and regulations of the SEC. Such information is not necessarily indicative of ownership for any other purpose. Under the rules of the SEC, a person is deemed to be a "beneficial owner" of a security if that person has or shares "voting power," which includes the power to vote or to direct the voting of such security, or "investment power," which includes the power to dispose of or to direct the disposition of such security. Under these rules, more than one person may be deemed a beneficial owner of the same securities and a person may be deemed a beneficial owner of securities as to which he, she or it has no economic interest.

          The number of shares of our common stock outstanding and the percentage of beneficial ownership before and after this offering set forth below is based on 86,898,386 shares of our common stock outstanding as of May 1, 2020. Beneficial ownership reflected in the table below includes the total shares held by the selling stockholders and their affiliates.

          For information about certain relationships between us and the selling stockholders, see "Certain Relationships and Related Party Transactions with the Selling Stockholders" in the accompanying prospectus.

	Beneficial Ownership Before Resale				Beneficial Ownership After Resale

	Common Stock		Number		Common Stock

Name of selling stockholder	Number of Shares	%	of shares offered		Number of Shares	%

Cortec(1)	18,367,597	21.1%	12,750,018	(6)	5,617,579	6.5%
RJS Ice 2, LP(2)	5,402,115	6.2%	965,797		4,436,318	5.1%
RRS Ice 2, LP(3)	3,161,890	3.6%	565,287		2,596,603	3.0%
YHI CG Group Investors, LLC(4)	1,035,523	1.2%	718,898		316,625	*
Allison S. Klazkin(5)	2,589	*	1,798		791	*

*
Less than 1.0%.

(1)
Includes (i) 16,937,844 shares of common stock held by Cortec Group Fund V, L.P, (ii) 389,571 shares of common stock held by Cortec Co-Investment Fund V, LLC, (iii) 1,035,523 shares of common stock held by Cortec Group Fund V (Parallel), L.P., (iv) 2,070 shares of common stock held by John T. Miner, and (v) 2,589 shares of common stock held by Allison S. Klazkin.

Cortec Management V, LLC is the managing general partner of Cortec Group Fund V, L.P. Cortec Group GP, LLC is the manager of Cortec Management V, LLC and Cortec Co-Investment Fund V, LLC. The manner in which the investments of Cortec Group Fund V, L.P. and Cortec Co-Investment Fund V, LLC are held, including shares of common stock, and any decisions concerning their ultimate voting and disposition, are subject to the control of Cortec Group GP, LLC, as manager of Cortec Management V, LLC and Cortec Co-Investment Fund V, LLC. The managers of Cortec Group GP, LLC currently consist of David L. Schnadig, Jeffrey A. Lipsitz, Michael E. Najjar, Jeffrey R. Shannon and Jonathan A. Stein. A vote of such managers holding at least 66 2/3% of Cortec Group GP, LLC is required to approve actions on behalf of Cortec Group GP, LLC with respect to shares of common stock held by Cortec Group Fund V, L.P. and Cortec Co-Investment Fund V, LLC. As a result, none of the managers of Cortec Group GP, LLC has direct or indirect voting or dispositive power with respect to such shares of common stock held by Cortec Group Fund V, L.P. and Cortec Co-Investment Fund V, LLC.

  Cortec Management V (Co-Invest), LLC is the general partner of Cortec Group Fund V (Parallel), L.P. The manner in which the investments of Cortec Group Fund V (Parallel), L.P. are held, including shares of common stock, and any decisions concerning their ultimate voting and disposition, are subject to the control of Cortec Management V (Co-Invest), LLC. The managers of Cortec Management V (Co-Invest), LLC currently consist of David L. Schnadig, Jeffrey A. Lipsitz, R. Scott Schafler and Michael E. Najjar. A majority vote of such managers is required to approve actions with respect to shares of common stock held by Cortec Group Fund V (Parallel), L.P. As a result, none of the managers of Cortec Management V (Co-Invest), LLC has direct or indirect voting or dispositive power with respect to such shares of common stock held by Cortec Group Fund V (Parallel), L.P.

  As Cortec Group Fund V (Parallel), L.P. is required by the terms of its limited partnership agreement to dispose of its equity investments in the same manner and at the same time as Cortec Group Fund V, L.P. and Cortec Co-Investment Fund V, LLC, John T. Miner and Allison S. Klazkin may only dispose of their respective equity investments in the same manner and at the same time as Cortec Group Fund V, L.P., Cortec Management V, LLC, as managing general partner of Cortec Group Fund V, L.P. may also be deemed to have beneficial ownership over the shares of common stock held by Cortec Group Fund V (Parallel), L.P., Cortec Co-Investment Fund V, LLC, John T. Miner and Allison S. Klazkin. Cortec Group GP, LLC, as manager of Cortec Management V, LLC may also be deemed to have beneficial ownership over the shares of common stock held by Cortec Group Fund V (Parallel), L.P., John T. Miner and Allison S. Klazkin. A vote of such managers holding at least 66 2/3% of Cortec Group GP, LLC is required to approve actions on behalf of Cortec Group GP, LLC with respect to shares of common stock held by Cortec Group Fund V, L.P. As a result, none of the managers of Cortec Group GP, LLC has direct or indirect voting or dispositive power with respect to shares of common stock held by Cortec Group Fund V (Parallel), L.P., John T. Miner and Allison S. Klazkin.

  Each of the managers of Cortec Group GP, LLC and Cortec Management V (Co-Invest), LLC disclaims beneficial ownership of the shares of common stock beneficially owned by such entities. Each of the managers of Cortec Group GP, LLC, Cortec Group GP, LLC and Cortec Management V, LLC disclaims beneficial ownership of the shares of common stock held by John T. Miner and Allison S. Klazkin.

  The address of Cortec Group Fund V, L.P., Cortec Co-Investment Fund V, LLC, Cortec Group Fund V (Parallel), L.P., Cortec Management V, LLC, Cortec Group GP, LLC, and Cortec Management V (Co-Invest), LLC is 140 East 45th Street, 43rd Floor, New York, New York 10017.

(2)
Represents 5,402,115 shares of common stock held by RJS Ice 2, LP. Roy J. Seiders is the manager of RJS ICE Management, LLC, the general partner of RJS Ice 2, LP, and may be deemed to beneficially own the shares of common stock held by RJS Ice 2, LP. The address of RJS ICE Management, LLC is P.O. Box 163325, Austin, Texas 78716.

(3)
Includes 3,161,890 shares of common stock held by RRS Ice 2, LP. Ryan R. Seiders is the manager of RRS ICE Management, LLC, the general partner of RRS Ice 2, LP, and may be deemed to beneficially own the shares of common stock held by RRS Ice 2, LP. The address of RRS ICE Management, LLC is P.O. Box 163325, Austin, Texas 78716.

(4)
RDV Corporation is the manager of YHI CG Group Investors, LLC. Robert H. Schierbeek, the chief executive officer of RDV Corporation, has direct voting and dispositive power with respect to the shares of common stock held by YHI CG Group Investors, LLC. The address of YHI CG Group Investors, LLC is 126 Ottawa Avenue NW, Suite 500, Grand Rapids, Michigan 49503.

(5)
The address of Allison S. Klazkin is 140 East 45th Street, 43rd Floor, New York, New York 10017.

(6)
Includes shares of common stock offered by Allison S. Klazkin.

UNDERWRITING

          Goldman Sachs & Co. LLC is acting as underwriter of the offering. Under the terms and subject to the conditions contained in an underwriting agreement dated as of the date of this prospectus supplement, the selling stockholders, severally and not jointly, have agreed to sell to the underwriter, and the underwriter has agreed to purchase from the selling stockholders, 15,000,000 shares of common stock.

          Subject to the terms and conditions set forth in the underwriting agreement, the underwriter has agreed to purchase all the shares of common stock in the offering.

          The underwriter is offering the shares, subject to prior sale, when, as, and if offered to and accepted by it, subject to approval of legal matters by its counsel, including the validity of the shares, and other conditions contained in the underwriting agreement, such as the receipt by the underwriter of officer's certificates and legal opinions. The underwriter reserves the right to withdraw, cancel, or modify offers to the public and to reject orders in whole or in part.

Commissions, Discounts and Expenses

          The underwriter proposes to offer the shares of common stock initially at the public offering price on the cover page of this prospectus supplement. After the initial offering, the underwriter may change the public offering price and the other selling terms. The underwriter may effect such transactions by selling common stock to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriter and/or purchasers of common stock for whom it may act as agent or to whom it may sell as principal.

          The following table summarizes the compensation and underwriting discount and commission the selling stockholders will pay.

	Per Share	Total

Public offering price	$28.200	$423,000,000
Underwriting discount and commission paid by selling stockholders	$0.185	$2,775,000
Proceeds, before expenses, to selling stockholders	$28.015	$420,225,000

          We estimate that our out of pocket expenses for this offering will be approximately $750,000. We have agreed to reimburse the underwriter for certain of its expenses in an amount up to $10,000.

Indemnification

          We and the selling stockholders have agreed to indemnify the underwriter and its control persons against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriter or its control persons may be required to make in respect of those liabilities.

No Sales of Similar Securities

          We, our executive officers and directors, and the selling stockholders have agreed not to sell or dispose of any common stock or securities convertible into, exchangeable for, exercisable for, or repayable with common stock, for 45 days after the date of this prospectus supplement without first obtaining the written consent of the underwriter. Specifically, we and these other persons have agreed, with certain limited exceptions not to directly or indirectly:

  •
  offer, pledge, sell, or contract to sell any common stock;

  •
  sell any option or contract to purchase any common stock;

  •
  purchase any option or contract to sell any common stock;

  •
  grant any option, right, or warrant for the sale of any common stock;

  •
  lend or otherwise dispose of or transfer any common stock;

  •
  request or demand that we file a registration statement related to the common stock; or

  •
  enter into any swap or other agreement that transfers, in whole or in part, the economic consequence of ownership of any common stock whether any such swap or transaction is to be settled by delivery of shares or other securities, in cash or otherwise.

          This lock-up provision applies to common stock and to securities convertible into or exchangeable for or repayable with common stock owned now or acquired later by the person executing the agreement or for which the person executing the agreement later acquires the power of disposition. The underwriter, in its sole discretion, may release the common stock and other securities subject to the lock-up agreements described above, in whole or in part, at any time.

New York Stock Exchange Listing

          Our common stock is listed on NYSE under the symbol "YETI."

Price Stabilization, Short Positions and Penalty Bids

          Until the distribution of the shares is completed, SEC rules may limit the underwriter and selling group members from bidding for and purchasing our common stock. However, the underwriter may engage in transactions that stabilize the price of our common stock, such as bids or purchases to peg, fix, or maintain that price.

          In connection with the offering, the underwriter may purchase and sell our common stock in the open market. These transactions may include short sales, purchases on the open market to cover positions created by short sales, and stabilizing transactions. Short sales involve the sale by the underwriter of a greater number of shares than it is required to purchase in the offering. Stabilizing transactions consist of various bids for or purchases of shares of common stock made by the underwriter in the open market prior to the completion of the offering.

          Similar to other purchase transactions, the underwriter's purchases to cover short sales may have the effect of raising or maintaining the market price of our common stock or preventing or retarding a decline in the market price of our common stock. As a result, the price of our common stock may be higher than the price that might otherwise exist in the open market. The underwriter may conduct these transactions on the NYSE, in the over-the-counter market, or otherwise.

          Neither we nor the underwriter make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our common stock. In addition, neither we nor the underwriter make any representation that such underwriter will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

Electronic Distribution

          In connection with the offering, the underwriter or certain securities dealers may distribute prospectuses by electronic means, such as e-mail.

Other Relationships

          The underwriter and its affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. From time to time, the underwriter and its affiliates have directly and indirectly engaged, or may engage, in various financial advisory and investment banking services for us and our affiliates, for which it received, or may receive, customary compensation, fees and expense reimbursement.

          In the ordinary course of its various business activities, the underwriter and its affiliates may also make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers and may at any time hold long and short positions in such securities and instruments. Such investment and securities activities may involve our securities and instruments (directly, as collateral securing other obligations or otherwise). The underwriter and its respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that it acquires, long and/or short positions in such securities and instruments. The underwriter has advised us that, except as specifically contemplated in the underwriting agreement, it owes no fiduciary duty or other duties to us in connection with this offering, and it has agreements and relationships with, and owes duties to, third parties, including potential purchasers of the securities in this offering, that may create actual, potential or apparent conflicts of interest between the underwriter and us.

Selling Restrictions

Notice to Prospective Investors in the European Economic Area and in the United Kingdom

          In relation to each member state of the European Economic Area, each of which we refer to as a Relevant State, and the United Kingdom, no offer of ordinary shares which are the subject of the offering has been, or will be, made to the public in that Relevant State or in the United Kingdom, prior to the publication of a prospectus in relation to the ordinary shares which has been approved by the competent authority that Relevant State or in the United Kingdom, or, where appropriate, approved in another Relevant State and notified to the competent authority in that Relevant State, all in accordance with the Prospectus Regulation, except that offers of ordinary shares may be made to the public in that Relevant State or in the United Kingdom at any time under the following exemptions under Regulation (EU) 2017/1129, which we refer to as the Prospectus Regulation:

  (a)
  to any legal entity which is a qualified investor as defined in the Prospectus Regulation; or

  (b)
  to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Regulation), subject to obtaining the prior consent of the representatives for any such offer; or

  (c)
  in any other circumstances falling within Article 1(4) of the Prospectus Regulation,

  provided that no such offer of ordinary shares referred to in (a) to (c) above shall result in a requirement for the Company or any representative to publish a prospectus pursuant to Article 3 of the Prospectus Regulation, or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation.

          Each person located in a Relevant State or in the United Kingdom to whom any offer of ordinary shares is made or who receives any communication in respect of an offer of ordinary shares, or who initially acquires any ordinary shares will be deemed to have represented, warranted, acknowledged, and agreed to and with each representative and the Company that (1) it is a "qualified investor" within the meaning of Article 2(1)(e) of the Prospectus Regulation; and

(2) in the case of any ordinary shares acquired by it as a financial intermediary as that term is used in Article 5(1) of the Prospectus Regulation, the ordinary shares acquired by it in the offer have not been acquired on behalf of, nor have they been acquired with a view to their offer or resale to, persons in any Relevant State or in the United Kingdom other than qualified investors, as that term is defined in the Prospectus Regulation, or in circumstances in which the prior consent of the representatives has been given to the offer or resale; or where ordinary shares have been acquired by it on behalf of persons in any Relevant State or in the United Kingdom other than qualified investors, the offer of those ordinary shares to it is not treated under the Prospectus Regulation as having been made to such persons.

          The Company, the representatives, and their respective affiliates will rely upon the truth and accuracy of the foregoing representations, acknowledgments, and agreements.

          This prospectus supplement and accompanying prospectus have been prepared on the basis that any offer of shares in any Relevant State or in the United Kingdom will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus for offers of shares or other securities made to the public within the territories of the Relevant States or in the United Kingdom. Accordingly any person making or intending to make an offer in that Relevant State or in the United Kingdom of shares which are the subject of the offering contemplated in this prospectus supplement may only do so in circumstances in which no obligation arises for the Company or any of the representatives to publish a prospectus pursuant to Article 3 of the Prospectus Regulation in relation to such offer. Neither the Company nor the representatives have authorized, nor do they authorize, the making of any offer of shares in circumstances in which an obligation arises for the Company or the representatives to publish a prospectus for such offer.

          For the purposes of this provision, the expression an "offer of ordinary shares to the public" in relation to any ordinary shares in any Relevant State or in the United Kingdom means the communication in any form and by any means of sufficient information on the terms of the offer and the ordinary shares to be offered so as to enable an investor to decide to purchase or subscribe the ordinary shares.

          References to the Prospectus Regulation includes, in relation to the United Kingdom, the Prospectus Regulation as it forms part of United Kingdom domestic law by virtue of the European Union (Withdrawal) Act 2018.

          The above selling restriction is in addition to any other selling restrictions set out below.

Notice to Prospective Investors in the United Kingdom

          This document is for distribution only to persons who (i) have professional experience in matters relating to investments and who qualify as investment professionals within the meaning of Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the "Financial Promotion Order"), (ii) are persons falling within Article 49(2)(a) to (d) ("high net worth companies, unincorporated associations etc.") of the Financial Promotion Order, (iii) are outside the United Kingdom, or (iv) are persons to whom an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000, as amended ("FSMA")) in connection with the issue or sale of any securities may otherwise lawfully be communicated or caused to be communicated (all such persons together being referred to as "relevant persons"). This document is directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this document relates is available only to relevant persons and will be engaged in only with relevant persons.

Notice to Prospective Investors in Switzerland

          The shares may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange, or SIX, or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the shares or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

          Neither this document nor any other offering or marketing material relating to the offering, the Company, the shares have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of shares will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA and the offer of shares has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes, or CISA. The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of shares.

Notice to Prospective Investors in the Dubai International Financial Centre

          This prospectus supplement and accompany prospectus relate to an Exempt Offer in accordance with the Markets Rules of the Dubai Financial Services Authority, or the DFSA. This prospectus supplement and accompanying prospectus are intended for distribution only to persons of a type specified in the Markets Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus and accompanying prospectus nor taken steps to verify the information set forth herein and has no responsibility for the prospectus and accompanying prospectus. The shares to which this prospectus supplement and accompanying prospectus relate may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the shares offered should conduct their own due diligence on the shares. If you do not understand the contents of this prospectus supplement and accompanying prospectus you should consult an authorized financial advisor.

          In relation to its use in the Dubai International Financial Centre, or the DIFC, this document is strictly private and confidential and is being distributed to a limited number of investors and must not be provided to any person other than the original recipient, and may not be reproduced or used for any other purpose. The interests in the shares may not be offered or sold directly or indirectly to the public in the DIFC.

Notice to Prospective Investors in Australia

          No prospectus, product disclosure statement or other disclosure document has been or will be lodged with the Australian Securities and Investments Commission in relation to the offering. This prospectus supplement and accompanying prospectus do not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001 (Cth), or the Corporations Act, and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.

          Any offer in Australia of the shares may only be made to persons, referred to as the Exempt Investors, who are "sophisticated investors" (within the meaning of section 708(8) of the Corporations Act), "professional investors" (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the shares without disclosure to investors under

Chapter 6D of the Corporations Act. Any offer in Australia of the shares can only be accepted by a recipient if they are an Exempt Investor.

          The shares applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring shares must observe such Australian on-sale restrictions.

          None of this prospectus supplement and accompanying prospectus, the offer contained herein nor any other disclosure document in relation to the shares can be partially or wholly distributed, published, reproduced, transmitted or otherwise made available or disclosed by recipients to any other person in Australia other than an Exempt Investor.

          This prospectus supplement and accompanying prospectus contain general information only and do not take account of the investment objectives, financial situation or particular needs of any particular person. Before making an investment decision, Exempt Investors should consider whether the information in this prospectus supplement and accompanying prospectus and the shares offered under this prospectus supplement and accompanying prospectus are appropriate to their needs, objectives and financial circumstances and seek expert advice on those matters.

Notice to Prospective Investors in Hong Kong

          The shares have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to "professional investors" as defined in the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong) and any rules made thereunder; or (b) in other circumstances which do not result in the document being a "prospectus" as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32 of the Laws of Hong Kong), or which do not constitute an offer to the public within the meaning thereunder. No advertisement, invitation or document relating to the shares has been or may be issued or has been or may be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to shares which are or are intended to be disposed of only to persons outside Hong Kong or only to "professional investors" as defined in the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong) and any rules made thereunder.

Notice to Prospective Investors in Japan

          This offering of the shares has not been and will not be registered under Article 4, Paragraph 1 of the Financial Instruments and Exchange Act of Japan (Act No. 25 of 1948, as amended) (the "FIEA") and, accordingly, none of the shares nor any interest therein may be offered or sold, directly or indirectly, in Japan or to, or for the benefit of any Japanese Person or to others for re-offering or resale, directly or indirectly, in Japan or to, or for the benefit of, any Japanese Person, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the FIEA and all other applicable laws, regulations, and ministerial ordinances or guidelines promulgated by relevant Japanese governmental or regulatory authorities in effect at the relevant time. For the purposes of this paragraph, "Japanese Person" shall mean any person resident in Japan, including any corporation or other entity organized under the laws of Japan.

Notice to Prospective Investors in Singapore

          This prospectus supplement and accompanying prospectus have not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and accompanying prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of shares may not be circulated or distributed, nor may the shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore, as modified or amended from time to time, which we refer to as the SFA, (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275, of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

  (a)
  Where the shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

  (b)
  a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

  (c)
  a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, securities or securities-based derivatives contracts (each term as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries' rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the shares pursuant to an offer made under Section 275 of the SFA except:

  i.
  to an institutional investor or to a relevant person defined in Section 275(2) of the SFA, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

  ii.
  where no consideration is or will be given for the transfer;

  iii.
  where the transfer is by operation of law;

  iv.
  as specified in Section 276(7) of the SFA; or

  v.
  as specified in Regulation 37A of the Securities and Futures (Offers of Investments) (Securities and Securities-based Derivatives Contracts) Regulations 2018.

          Solely for the purposes of its obligations pursuant to Section 309B of the SFA, we have determined, and hereby notify all relevant persons (as defined in the CMP Regulations 2018), that the shares are prescribed capital markets products (as defined in the CMP Regulations 2018) and Excluded Investment Products (as defined in the MAS Notice SFA04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice of Recommendations of Investment Products).

Notice to Prospective Investors in Canada

          The shares may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing

Registrant Obligations. Any resale of the shares must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

          Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement and accompanying prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser's province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser's province or territory for particulars of these rights or consult with a legal advisor.

          Pursuant to section 3A.3 (or, in the case of securities issued or guaranteed by the government of a non-Canadian jurisdiction, section 3A.4) of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriter is not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

LEGAL MATTERS

          The validity of the common stock to be issued in this offering and certain other legal matters with respect to the offering will be passed upon for us by O'Melveny & Myers LLP. Certain legal matters in connection with this offering will be passed upon for the underwriter by Latham & Watkins LLP.

EXPERTS

          The audited consolidated financial statements and management's assessment of the effectiveness of internal control over financial reporting incorporated by reference in this prospectus supplement and elsewhere in the registration statement have been incorporated by reference in reliance upon the reports of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

PROSPECTUS

YETI Holdings, Inc.
15,000,000 Shares of Common Stock
Offered, from time to time, by the Selling Stockholders

        From time to time in one or more offerings, the selling stockholders identified in this prospectus may offer and sell up to 15,000,000 shares of our common stock. The selling stockholders acquired the shares of common stock offered by this prospectus in a private placement. We are registering the offer and sale of the shares of common stock by the selling stockholders to satisfy registration rights that we granted to the selling stockholders. The registration of these shares of our common stock does not necessarily mean that any of our common stock will be sold by the selling stockholders. We will not receive any proceeds from the resale of shares of common stock, from time to time in one or more offerings, by the selling stockholders, but we have agreed to pay substantially all of the expenses incidental to the registration, offering and sale of the common stock by the selling stockholders, except that we will not bear any brokers' or underwriters' discounts and commissions, fees and expenses of counsel to underwriters or brokers, transfer taxes or transfer fees relating to the sale of shares of our common stock by the selling stockholders.

        This prospectus provides a description of the common stock the selling stockholders may offer. Each time the selling stockholders sell common stock, we, or parties acting on our behalf, will provide a prospectus supplement and/or free writing prospectus that will contain specific information about the terms of that offering and the common stock being sold in that offering. The applicable prospectus supplement and/or free writing prospectus may also add, update or change information contained in this prospectus. If the information varies between this prospectus and the accompanying prospectus supplement or free writing prospectus, you should rely on the information in the prospectus supplement or free writing prospectus. You should carefully read this prospectus and any prospectus supplement and free writing prospectus accompanying this prospectus, together with any documents incorporated by reference herein or therein, before you invest in our common stock.

        Our common stock is listed on the New York Stock Exchange (the "NYSE") under the symbol "YETI." On May 8, 2020, the last reported sale price of our common stock on the NYSE was $29.09 per share.

        Investment in any securities offered by this prospectus involves a high degree of risk. Please read carefully the section entitled "Risk Factors" on page 2 of this prospectus, the "Risk Factors" section contained in the applicable prospectus supplement and/or free writing prospectus and the risk factors included and incorporated by reference in this prospectus or the applicable prospectus supplement.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 11, 2020.

i

ABOUT THIS PROSPECTUS

        This prospectus is part of an automatic shelf registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the "SEC") as a "well-known seasoned issuer" as defined in Rule 405 under the Securities Act of 1933, as amended (the "Securities Act"), utilizing a "shelf" registration or continuous offering process. Under this shelf registration process, the selling stockholders may, from time to time in one or more offerings, sell up to 15,000,000 shares of common stock, at prices and on terms to be determined by market conditions at the time of the offering.

        This prospectus provides you with a general description of the common stock the selling stockholders may offer. Each time the selling stockholders sell common stock pursuant to the registration statement of which this prospectus forms a part, we, or parties acting on our behalf, will provide a prospectus supplement and/or free writing prospectus that will contain specific information about the terms of that offering and the common stock being sold in that offering. The applicable prospectus supplement or free writing prospectus may also add, update or change information contained in this prospectus. If the information varies between this prospectus and the accompanying prospectus supplement or free writing prospectus, you should rely on the information in the prospectus supplement or free writing prospectus.

        You should rely only on the information contained or incorporated by reference in this prospectus, any prospectus supplement and any free writing prospectus prepared by or on behalf of us or to which we have referred you. We have not authorized anyone, including the selling stockholders, to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you.

        Before purchasing any common stock, you should carefully read this prospectus, any prospectus supplement and any free writing prospectus, together with the additional information described under the heading "Incorporation by Reference." You should assume that the information contained in this prospectus, any prospectus supplement or any free writing prospectus is accurate only as of the date on its respective cover, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates. This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries contained herein are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading "Where You Can Find More Information."

        This prospectus and any applicable prospectus supplement or free writing prospectus do not constitute an offer to sell or the solicitation of an offer to buy any common stock other than the registered common stock to which they relate. Neither we nor any selling stockholder are making offers to sell any common stock described in this prospectus in any jurisdiction in which an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation.

        No action is being taken in any jurisdiction outside the United States to permit a public offering of the common stock or possession or distribution of this prospectus supplement in that jurisdiction. Persons who come into possession of this prospectus supplement in jurisdictions outside the United States are required to inform themselves about and to observe any restrictions as to this offering and the distribution of this prospectus supplement applicable to that jurisdiction.

        Unless otherwise expressly indicated or the context otherwise requires, when this prospectus, any prospectus supplement or any free writing prospectus uses the terms "Company," "YETI," "we," "our" and "us" refer to YETI Holdings, Inc. and its consolidated subsidiaries. We operate on a "52-to 53-week" fiscal year ending on the Saturday closest in proximity to December 31, such that each quarterly period will be 13 weeks in length, except during a 53-week year when the fourth quarter will be 14 weeks. When this prospectus, any prospectus supplement or any free writing prospectus refers to particular years or quarters in connection with the discussion of our results of operations or financial condition, those references mean the relevant fiscal years and fiscal quarters, unless otherwise stated.

        The information in this prospectus, in any accompanying prospectus supplement, in any free writing prospectus and in the documents incorporated by reference or deemed incorporated by reference herein or therein concerning market share, ranking, industry data and forecasts, including but not limited to data regarding the estimated size of the market, projected growth rates, and perceptions and preferences of consumers, is obtained from industry sources, third-party studies and surveys, including market analyses and reports, public filings and internal company sources. Industry publications, surveys and forecasts generally state that the information contained therein has been obtained from sources believed to be reliable, but there can be no assurance as to the accuracy or completeness of included information. Although we believe that this publicly available information and the information provided by these industry sources is reliable, we have not independently verified any of the data from third-party sources, nor have we ascertained the underlying economic assumptions relied upon therein. While we are not aware of any misstatements regarding any industry data presented in this prospectus, our estimates, in particular as they relate to market share and our general expectations, involve risks and uncertainties and are subject to change based on various factors, including those discussed under "Risk Factors."

Trademarks, Trade Names, and Service Marks

        We use various trademarks, trade names, and service marks in our business, including, without limitation, YETI®, Tundra®, Hopper®, Hopper Flip®, YETI TANK®, Rambler®, Colster®, Roadie®, BUILT FOR THE WILD®, LOAD-AND-LOCK®, YETI Authorized™, YETI PRESENTS™, YETI Custom Shop™, Panga®, LoadOut®, Camino®, Hondo®, SideKick®, SideKick Dry®, Silo®, YETI ICE™, EasyBreathe™, FlexGrid™, PermaFrost™, T-Rex™, Haul™, NeverFlat™, StrongArm™, Vortex™, SteadySteel™, Hopper BackFlip™, ThickSkin™, DryHaul™, SureStrong™, LipGrip™, No Sweat™, Boomer™, Tocayo™, Lowlands™, TripleGrip™, TripleHaul™, Hauler™, Over-the-Nose™, FatLid™, MagCap™, MagSlider™, DoubleHaul™, HydroLok™, ColdCell™, U-Dock™, Hitchpoint™, Wildly Stronger! Keep Ice Longer!®, YETI Coolers™, LoadOut GoBox™, Pack Attic™, Wildproof™, Bearfoot™, GridGuard™, Diehard™, Doublebarrel™, YETI Hopper®, YETI Rambler Colster®, Rambler On®, YETI Rambler®, YETI Brick®, Flip™, Tundra Haul™, HotShot™, Coldcell Flex™, ThermoSnap™, Daytrip®, Crossroads™, Color Inspired By True Events™, Trailhead™, and YETI V SERIES™. YETI also uses trade dress for its distinctive product designs. For convenience, we may not include the ® or ™ symbols in this prospectus or the documents incorporated by reference, but such omission is not meant to and does not indicate that we would not protect our intellectual property rights to the fullest extent allowed by law. Any other trademarks, trade names, or service marks referred to in this prospectus or the documents that are incorporated by reference that are not owned by us are the property of their respective owners.

Industry, Market, and Other Data

        This prospectus, including the documents incorporated by reference, includes estimates, projections, and other information concerning our industry and market data, including data regarding the estimated size of the market, projected growth rates, and perceptions and preferences of consumers. We obtained this data from industry sources, third-party studies, including market analyses and reports, and internal company surveys. Industry sources generally state that the information contained therein has been obtained from sources believed to be reliable. Although we are responsible for all of the disclosure contained in this prospectus, and we believe the industry and market data to be reliable as of the date of this prospectus, this information could prove to be inaccurate.

 WHERE YOU CAN FIND MORE INFORMATION

        This prospectus is a part of a registration statement on Form S-3 that we have filed with the SEC under the Securities Act and does not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or as indicated below. Statements in this prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements. You can review a copy of the registration statement available on the SEC's website at www.sec.gov.

        In addition, we are subject to the informational requirements of the Securities Exchange Act of 1934, as amended ("the Exchange Act"), and, in accordance with the Exchange Act, file annual, quarterly and current reports, proxy and information statements and other information with the SEC. Our SEC filings are available to the public free of charge on the SEC's website at www.sec.gov. Our filings with the SEC are also available free of charge on our website at www.YETI.com. We may post information that is important to investors on our website. Information contained on our website is not incorporated by reference into this prospectus and you should not consider information contained on our website to be part of this prospectus. You may also request a copy of our SEC filings, at no cost, by writing or telephoning us at the following address and telephone number:

YETI Holdings, Inc.
Attention: Legal Department
7601 Southwest Parkway
Austin, Texas 78735
(512) 394-9384

 INCORPORATION BY REFERENCE

        The SEC allows us to "incorporate by reference" into this prospectus the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Any statement contained in a document incorporated or considered to be incorporated by reference in this prospectus will be considered to be modified or superseded for purposes of this prospectus to the extent a statement contained in this prospectus or in any other subsequently filed document that is or is deemed to be incorporated by reference in this prospectus modifies or supersedes such statement. We incorporate by reference in this prospectus the following information (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):

  •
  our Annual Report on Form 10-K for the fiscal year ended December 28, 2019 (filed with the SEC on February 18, 2020);

  •
  our Quarterly Report on Form 10-Q for the fiscal quarter ended March 28, 2020 (filed with the SEC on May 7, 2020);

  •
  the information specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December 28, 2019 from our Definitive Proxy Statement on Schedule 14A (filed with the SEC on April 9, 2020);

  •
  our Current Reports on Form 8-K filed with the SEC on February 4, 2020, February 20, 2020, March 5, 2020 and May 7, 2020 (only with respect to Item 5.02 thereof); and

  •
  the description of our common stock, par value $0.01 per share, contained in Exhibit 4.5 of our Annual Report on Form 10-K for the year ended December 28, 2019 (filed with the SEC on February 18, 2020), which updated the description thereof contained in our Registration Statement on Form 8-A initially filed with the SEC on October 23, 2018, including any amendments or reports filed for the purpose of updating such description.

        We also incorporate by reference each of the documents that we file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus and prior to the termination of the offerings under this prospectus and any prospectus supplement. These documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements. We will not, however, incorporate by reference in this prospectus any documents or portions thereof that are not deemed "filed" with the SEC, including any information furnished pursuant to Item 2.02 or Item 7.01 of our Current Reports on Form 8-K after the date of this prospectus unless, and except to the extent, specified in such Current Reports.

        We will provide to each person, including any beneficial owner, to whom a prospectus (or a notice of registration in lieu thereof) is delivered a copy of any of these filings (other than an exhibit to these filings, unless the exhibit is specifically incorporated by reference as an exhibit to this prospectus) at no cost, upon a request to us by writing or telephoning us at the address and telephone number set forth above under "Where You Can Find More Information."

v

 FORWARD-LOOKING STATEMENTS

        Statements in this prospectus, including the documents that are incorporated by reference, that are not historical facts are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act. These forward-looking statements are based on our current intent, belief and expectations. We claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 for all forward-looking statements. These statements are often, but not always, made through the use of words or phrases such as "anticipate," "believes," "can," "could," "may," "predicts," "potential," "should," "will," "estimate," "plans," "projects," "continuing," "ongoing," "expects," "intends" and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events or trends. For example, all statements we make relating to our plans and objectives for future operations, growth or initiatives and strategies are forward-looking statements.

        These forward-looking statements are based on current expectations, estimates, forecasts and projections about our business and the industry in which we operate and our management's beliefs and assumptions. We derive many of our forward-looking statements from our own operating budgets and forecasts, which are based upon many detailed assumptions. While we believe that our assumptions are reasonable, we caution predicting the impact of known factors is very difficult, and we cannot anticipate all factors that could affect our actual results. All of our forward-looking statements are subject to risks and uncertainties that may cause our actual results to differ materially from our expectations. These statements are only predictions and involve estimates, known and unknown risks, assumptions and uncertainties that could cause actual results to differ materially from those expressed in such statements, including as a result of the following factors, among others:

  •
  the extent to which the coronavirus ("COVID-19") pandemic and measures taken to contain its spread ultimately impact our business, results of operations and financial condition;

  •
  our ability to maintain and strengthen our brand and generate and maintain ongoing demand for our products;

  •
  our ability to successfully design, develop and market new products;

  •
  our ability to effectively manage our growth;

  •
  our ability to expand into additional consumer markets, and our success in doing so;

  •
  the success of our international expansion plans;

  •
  our ability to compete effectively in the outdoor and recreation market and protect our brand;

  •
  the level of customer spending for our products, which is sensitive to general economic conditions and other factors;

  •
  problems with, or loss of, our third-party contract manufacturers and suppliers, or an inability to obtain raw materials;

  •
  fluctuations in the cost and availability of raw materials, equipment, labor, and transportation and subsequent manufacturing delays or increased costs;

  •
  the implementation of announced, or the enactment of new, tariffs by the U.S. government or by countries to which we export our products or raw materials;

  •
  our ability to accurately forecast demand for our products and our results of operations;

  •
  our relationships with our national, regional, and independent retailers, who account for a significant portion of our sales;

  •
  the impact of natural disasters and failures of our information technology on our operations and the operations of our manufacturing partners;

  •
  our ability to attract and retain skilled personnel and senior management, and to maintain the continued efforts of our management and key employees;

  •
  the impact of our indebtedness on our ability to invest in the ongoing needs of our business; and

  •
  the impact of our loss of "controlled company" exceptions under NYSE listing standards, subject to applicable phase-in periods, and our inability to rely on reduced disclosure requirements as a result of no longer qualifying as an "emerging growth company" under the Jumpstart Our Business Startups Act of 2012.

        The above is not a complete list of factors or events that could cause actual results to differ from our expectations, and we cannot predict all of them. The factors noted above and the risks included in our other SEC filings may be increased or intensified as a result of the COVID-19 pandemic, including if there is a resurgence of the COVID-19 virus after the initial outbreak subsides. The extent to which the COVID-19 pandemic ultimately impacts our business, results of operations and financial condition will depend on future developments, which are highly uncertain and cannot be predicted. All written and oral forward-looking statements attributable to us, or persons acting on our behalf, are expressly qualified in their entirety by the cautionary statements disclosed under "Item 1A. Risk Factors" in our Annual Report on Form 10-K for the year ended December 28, 2019 and "Item 1A. Risk Factors" in our Quarterly Report on Form 10-Q for the quarter ended March 28, 2020, as such risk factors may be amended, supplemented or superseded from time to time by other reports we file with the SEC, including subsequent Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, and in any prospectus supplement.

        Potential investors and other readers are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on any forward-looking statements we make. These forward-looking statements speak only as of the date on which they are made and are not guarantees of future performance or developments and involve known and unknown risks, uncertainties and other factors that are in many cases beyond our control. Except as required by law, we undertake no obligation to update or revise any forward-looking statements publicly, whether as a result of new information, future developments or otherwise.

YETI HOLDINGS, INC.

        Headquartered in Austin, Texas, we are a global designer, retailer, and distributor of a variety innovative outdoor products. From coolers and drinkware to backpacks and bags, our products are built to meet the unique and varying needs of diverse outdoor pursuits, whether in the remote wilderness, at the beach, or anywhere life takes our customers. By consistently delivering high-performing, exceptional products, we have built a strong following of brand loyalists throughout the world, ranging from serious outdoor enthusiasts to individuals who simply value products of uncompromising quality and design. We have an unwavering commitment to outdoor and recreation communities, and we are relentless in our pursuit of building superior products for people to confidently enjoy life outdoors and beyond. For additional information about our business, operations and financial results, see the documents listed under "Incorporation by Reference."

        Our principal executive and administrative offices are located at 7601 Southwest Parkway, Austin, Texas 78735. Our telephone number is (512) 394-9384 and our website is www.YETI.com. We may post information that is important to investors on our website. However, the information included or referred to on, or otherwise accessible through, our website is not intended to form a part of or be incorporated by reference into this prospectus, any accompanying prospectus supplement or any free writing prospectus.

 RISK FACTORS

        Investing in our common stock involves a high degree of risk. Before making an investment decision, in addition to the other information contained in this prospectus and any prospectus supplement or free writing prospectus, you should carefully consider any risk factors set forth in the applicable prospectus supplement and the documents incorporated by reference in this prospectus, including the risk factors discussed under the heading "Risk Factors" in our most recent Annual Report on Form 10-K and each subsequently filed Quarterly Report on Form 10-Q and any risk factors set forth in our other filings with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act. See "Where You Can Find More Information" and "Incorporation by Reference." Each of the risks described in these documents could materially and adversely affect our business, financial condition, results of operations and prospects, and could result in a partial or complete loss of your investment. Additional risks and uncertainties not currently known to us, or that we currently deem immaterial, may also adversely impact our business operations. In addition, past financial performance may not be a reliable indicator of future performance and historical trends should not be used to anticipate results or trends in future periods.

 USE OF PROCEEDS

        We will not receive any proceeds from the sale of shares of our common stock by the selling stockholders. Any proceeds from the sale by the selling stockholders of the shares of common stock offered by this prospectus will be received by the selling stockholders. We have agreed to pay certain expenses in connection with the registration of the shares of common stock to be sold by the selling stockholders offered by this prospectus. For more information, see "Selling Stockholders" and "Certain Relationships and Related Party Transactions with the Selling Stockholders."

 DESCRIPTION OF CAPITAL STOCK

General

        The following description summarizes certain important terms of our capital stock. This description summarizes the provisions that are included in our amended and restated certificate of incorporation and amended and restated bylaws. Because it is only a summary, it does not contain all the information that may be important to you. For a complete description of the matters set forth in this section, you should refer to our amended and restated certificate of incorporation, amended and restated bylaws, the Stockholders Agreement, dated October 24, 2018, by and among YETI Holdings, Inc., Cortec Group Fund V, L.P. and its affiliates, and certain other stockholders named therein (the "Stockholders Agreement") and the Registration Rights Agreement, dated October 24, 2018, by and among YETI Holdings, Inc., Cortec Group Fund V, L.P. and certain other stockholders named therein, as amended by Amendment No. 1 to the Registration Rights Agreement, dated May 6, 2019, and Amendment No. 2 to the Registration Rights Agreement, dated December 11, 2019 (collectively, the "Registration Rights Agreement"), which are incorporated by reference as exhibits to the registration statement of which this prospectus forms a part, and to the applicable provisions of Delaware law.

Authorized Capital Stock

        Our authorized capital stock consists of 630,000,000 shares of capital stock, par value $0.01 per share, of which:

  •
  600,000,000 shares are designated as common stock; and

  •
  30,000,000 shares are designated as preferred stock.

Outstanding Capital Stock

        As of May 1, 2020, there were 86,898,386 shares of our common stock outstanding and no shares of preferred stock outstanding. As of February 7, 2020, our shares of common stock were held by 29 stockholders of record. Our Board of Directors is authorized to issue additional shares of our capital stock without stockholder approval, except as required by the NYSE listing standards.

Common Stock

        Voting Rights.    The holders of our common stock are entitled to one vote per share on any matter to be voted upon by stockholders. Our directors are elected by a plurality of the votes cast by stockholders entitled to vote on the election. All other matters to be voted on by stockholders must be approved by a majority in voting power of the votes cast by the holders of all of the shares of stock present or represented at the meeting and voting affirmatively or negatively on such matter, except when a different vote is required by express provision of applicable law, regulation applicable to us or our securities, the rules or regulations of any stock exchange applicable to us, our amended and restated certificate of incorporation or our amended and restated bylaws. Our amended and restated certificate of incorporation does not provide for cumulative voting in connection with the election of directors and, accordingly, holders of more than 50% of the shares voting are able to elect all of our directors, subject to the rights of Cortec Group Fund V, L.P. and its affiliates ("Cortec") to elect certain directors and select certain nominees for directors as discussed below under "—Stockholders Agreement". The holders of a majority of the shares of common stock issued and outstanding constitute a quorum at all meetings of stockholders for the transaction of business.

        Dividends.    The holders of our common stock are entitled to dividends if, as, and when declared by our Board of Directors, from funds legally available therefor, subject to certain contractual limitations on our ability to declare and pay dividends.

        Other Rights.    No holder of our common stock has any preemptive right to subscribe for any shares of our capital stock.

        Upon any voluntary or involuntary liquidation, dissolution, or winding up of our affairs, the holders of our common stock are entitled to share ratably in all assets remaining after payment of creditors and subject to prior distribution rights of our preferred stock, if any.

Preferred Stock

        Our Board of Directors is authorized, subject to limitations prescribed by Delaware law, to issue preferred stock in one or more series, to establish from time to time the number of shares to be included in each series, and to fix the designation, powers, preferences, and rights of the shares of each series and any of its qualifications, limitations, or restrictions, in each case without further vote or action by our stockholders. Our Board of Directors can also increase or decrease the number of shares of any series of preferred stock, but not below the number of shares of that series then outstanding, without any further vote or action by our stockholders. Our Board of Directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of our common stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring, or preventing a change in our control and might adversely affect the market price of our common stock and the voting and other rights of the holders of our common stock. We have no current plan to issue any shares of preferred stock.

Options

        As of May 1, 2020, we had outstanding options to purchase an aggregate of 1,474,779 shares of our common stock, with a weighted average exercise price of approximately $16.72 per share, under the YETI Holdings, Inc. 2012 Equity and Performance Incentive Plan, as amended and restated June 20, 2018 (the "2012 Plan") and the YETI Holdings, Inc. 2018 Equity and Incentive Compensation Plan (the "2018 Plan").

        In October 2018, our Board of Directors adopted the 2018 Plan and ceased granting awards under the 2012 Plan. The 2018 Plan became effective prior to completion of our initial public offering of our common stock ("IPO"), with new awards being available for issuance under the 2018 Plan as of the completion of our IPO. Any remaining shares available for issuance under the 2012 Plan as of our IPO effectiveness date are not available for future issuance. However, shares subject to stock awards granted under the 2012 Plan (a) that expire or terminate without being exercised, (b) that are forfeited under an award, or (c) that are transferred, surrendered, or relinquished upon the payment of any exercise price by the transfer to us of our common stock or upon satisfaction of any withholding amount, return to the 2018 Plan share reserve for future grant.

Stockholders Agreement

        In connection with our IPO, we entered into the Stockholders Agreement with Cortec Management V, LLC, as managing general partner of Cortec Group Fund V, L.P., and other holders of our common stock party thereto pursuant to which we are required to take all necessary action for individuals designated by Cortec to be included in the slate of nominees recommended by the Board of Directors for election by our stockholders. Under the Stockholders Agreement, Cortec has the right to nominate (i) three directors so long as it beneficially owns at least 30% of our then-outstanding shares of common stock, (ii) two directors so long as it beneficially owns at least 15% but less than 30% of our then-outstanding shares of common stock, and (iii) one director so long as it beneficially owns at least 10% but less than 15% of our then-outstanding shares of common stock (we refer to any director nominated by Cortec as a "Cortec Designee"). The Stockholders Agreement also provides that so long as Cortec beneficially owns 20% or more of our then-outstanding shares of common stock, we will agree to take all necessary action to cause a Cortec Designee to serve as (i) Chair of the Board of Directors and (ii) Chair of the nominating and governance committee.

Registration Rights

        In connection with our IPO, we entered into the Registration Rights Agreement with Cortec, Roy J. Seiders, Ryan R. Seiders, certain of their respective affiliates, and certain other stockholders, which was subsequently amended in May 2019 and December 2019. Under the terms of the Registration Rights Agreement, any of Cortec Group Fund V, L.P., Cortec Co-Investment Fund V, LLC, Roy J. Seiders, Ryan R. Seiders, RRS Ice 2, LP or RJS Ice 2, LP may demand registration of, or an underwritten offering of, all or a portion of such holder's common stock. If such holder demands registration or an underwritten offering, the other parties to the Registration Rights Agreement may request that up to all of their shares of common stock be included in such registration statement or underwritten offering, as the case may be. In each case, the amount registered under the demand registration or offered in an underwritten offering is subject to certain limitations and conditions, including that (i) we are not obligated to effectuate more than four demand registrations or underwritten offerings in any 12-month period and (ii) any demand registration or underwritten offering must be for an anticipated aggregate offering price of at least $250 million. In addition, in the event that we register additional shares of common stock or any series of preferred stock for sale to the public, we will be required to give notice of such registration to the other parties to the Registration Rights Agreement and, subject to certain limitations, include shares of common stock held by them in the registration. We are responsible for paying all registration expenses and expenses associated with an underwritten offering in connection with any registration or underwritten offering pursuant to the registration rights agreement (including the costs associated with this registration), excluding any underwriting fees, commissions, discounts and allowances and related legal fees. The Registration Rights Agreement includes customary indemnification provisions in favor of the stockholders party thereto against certain losses and liabilities arising out of or based upon any filing or other disclosure made by us under the securities laws relating to any such registration.

Anti-takeover Effects of Certain Provisions of our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws

        Provisions of our amended and restated certificate of incorporation and amended and restated bylaws may delay or discourage transactions involving an actual or potential change in our control or change in our management, including transactions in which stockholders might otherwise receive a premium for their shares, or transactions that our stockholders might otherwise deem to be in their best interests. Therefore, these provisions could adversely affect the price of our common stock. Among other things, our amended and restated certificate of incorporation and amended and restated bylaws:

  •
  provide that our Board of Directors is classified into three classes of directors;

  •
  prohibit stockholders from taking action by written consent;

  •
  provide that stockholders may remove directors only for cause, and only with the approval of holders of at least 66 2/3% of our then outstanding capital stock;

  •
  provide that the authorized number of directors may be changed only by resolution of our Board of Directors;

  •
  provide that all vacancies, including newly created directorships, may, except as otherwise required by law or as set forth in the Stockholders Agreement, be filled by the affirmative vote of a majority of directors then in office, even if less than a quorum;

  •
  provide that stockholders seeking to present proposals before a meeting of stockholders or to nominate candidates for election as directors at a meeting of stockholders must provide notice in writing in a timely manner, and also specify requirements as to the form and content of a stockholder's notice;

  •
  restrict the forum for certain litigation against us to Delaware;

  •
  do not provide for cumulative voting rights (therefore allowing the holders of a majority of the shares of common stock entitled to vote in any election of directors to elect all of the directors standing for election, subject to the rights of Cortec to elect certain directors and select certain nominees for directors as discussed above under "—Stockholders Agreement");

  •
  provide that special meetings of our stockholders may be called only by the Chair of our Board of Directors, our Chief Executive Officer or the Board of Directors pursuant to a resolution adopted by a majority of the total number of authorized directors;

  •
  provide that stockholders will be permitted to amend our amended and restated bylaws only upon receiving at least 66 2/3% of the votes entitled to be cast by holders of all outstanding shares then entitled to vote generally in the election of directors, voting together as a single class; and

  •
  provide that certain provisions of our amended and restated certificate of incorporation may only be amended upon receiving at least 66 2/3% of the votes entitled to be cast by holders of all outstanding shares then entitled to vote, voting together as a single class.

        Further, we have opted out of Section 203 of the General Corporation Law of the State of Delaware (the "DGCL"). However, our amended and restated certificate of incorporation contains similar provisions providing that we may not engage in certain "business combinations" with any "interested stockholder" for a three-year period following the time that the stockholder became an interested stockholder, unless:

  •
  prior to such time, our Board of Directors approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

  •
  upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, excluding certain shares; or

  •
  at or subsequent to that time, the business combination is approved by our Board of Directors and by the affirmative vote of holders of at least 66 2/3% of our outstanding voting stock that is not owned by the interested stockholder.

        Generally, a "business combination" includes a merger, asset, or stock sale or other transaction resulting in a financial benefit to the interested stockholder. Subject to certain exceptions, an "interested stockholder" is a person who, together with that person's affiliates and associates, owns, or within the previous three years owned, 15% or more of our outstanding voting stock. For purposes of this section only, "voting stock" has the meaning given to it in Section 203 of the DGCL.

        Under certain circumstances, this provision will make it more difficult for a person who would be an "interested stockholder" to effect various business combinations with the Company for a three-year period. This provision may encourage companies interested in acquiring the Company to negotiate in advance with our Board of Directors because the stockholder approval requirement would be avoided if our Board of Directors approves either the business combination or the transaction which results in the stockholder becoming an interested stockholder. These provisions also may have the effect of preventing changes in our Board of Directors and may make it more difficult to accomplish transactions which stockholders may otherwise deem to be in their best interests.

        Our amended and restated certificate of incorporation provides that Cortec and its affiliates and any of their direct or indirect transferees and any group as to which such persons are a party, do not constitute "interested stockholders" for purposes of this provision.

Choice of Forum

        Unless we consent to the selection of an alternative forum, the Court of Chancery of the State of Delaware is, to the fullest extent permitted by law, the sole and exclusive forum for (i) any derivative action or proceeding brought on our behalf, (ii) any action asserting a claim of breach of fiduciary duty owed by any of our current or former stockholders, directors, officers, or other employees to us or to our stockholders, (iii) any action asserting a claim against us arising pursuant to the DGCL, or (iv) any action asserting a claim against us that is governed by the internal affairs doctrine. The choice of forum provision does not apply to any actions arising under the Securities Act or the Exchange Act.

Transfer Agent and Registrar

        The transfer agent and registrar for our common stock is Broadridge Corporate Issuer Solutions, Inc.

Listing

        Our common stock is listed on the NYSE under the symbol "YETI."

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS WITH SELLING STOCKHOLDERS

Stockholders Agreement

        In connection with our IPO, we entered into the Stockholders Agreement with Cortec Management V, LLC, as managing general partner of Cortec Group Fund V, L.P., and other holders of our common stock party thereto pursuant to which we are required to take all necessary action for individuals designated by Cortec to be included in the slate of nominees recommended by the Board of Directors for election by our stockholders. Under the Stockholders Agreement, Cortec has the right to nominate (i) three directors so long as it beneficially owns at least 30% of our then-outstanding shares of common stock, (ii) two directors so long as it beneficially owns at least 15% but less than 30% of our then-outstanding shares of common stock, and (iii) one director so long as it beneficially owns at least 10% but less than 15% of our then-outstanding shares of common stock (we refer to any director nominated by Cortec as a "Cortec Designee"). The Stockholders Agreement also provides that so long as Cortec beneficially owns 20% or more of our then-outstanding shares of common stock, we will agree to take all necessary action to cause a Cortec Designee to serve as (i) Chair of the Board of Directors and (ii) Chair of the nominating and governance committee.

Registration Rights Agreement

        In connection with our IPO, we entered into the Registration Rights Agreement with Cortec, Roy J. Seiders, Ryan R. Seiders, certain of their respective affiliates, and certain other stockholders, which was subsequently amended in May 2019 and December 2019. Under the terms of the Registration Rights Agreement, any of Cortec Group Fund V, L.P., Cortec Co-Investment Fund V, LLC, Roy J. Seiders, Ryan R. Seiders, RRS Ice 2, LP or RJS Ice 2, LP may demand registration of, or an underwritten offering of, all or a portion of such holder's common stock. If such holder demands registration or an underwritten offering, the other parties to the Registration Rights Agreement may request that up to all of their shares of common stock be included in such registration statement or underwritten offering, as the case may be. In each case, the amount registered under the demand registration or offered in an underwritten offering is subject to certain limitations and conditions, including that (i) we are not obligated to effectuate more than four demand registrations or underwritten offerings in any 12-month period and (ii) any demand registration or underwritten offering must be for an anticipated aggregate offering price of at least $250 million. In addition, in the event that we register additional shares of common stock or any series of preferred stock for sale to the public, we will be required to give notice of such registration to the other parties to the Registration Rights Agreement and, subject to certain limitations, include shares of common stock held by them in the registration. We are responsible for paying all registration expenses and expenses associated with an underwritten offering in connection with any registration or underwritten offering pursuant to the registration rights agreement (including the costs associated with this registration), excluding any underwriting fees, commissions, discounts and allowances and related legal fees. The Registration Rights Agreement includes customary indemnification provisions in favor of the stockholders party thereto against certain losses and liabilities arising out of or based upon any filing or other disclosure made by us under the securities laws relating to any such registration.

Letter Agreements, Waivers and Amendments to Registration Rights Agreement

        On May 6, 2019, we entered into a letter agreement (the "May 2019 Letter Agreement") with John D. Bullock, Jr., Andrew S. Hollon, Cortec Group Fund V, L.P., Cortec Co-Investment Fund V, LLC, Cortec Group Fund V (Parallel), L.P., RJS ICE, LP, RJS ICE 2, LP, RRS ICE 2, LP, Roy J. Seiders and Ryan R. Seiders (collectively, the "Majority Stockholders"). Pursuant to the May 2019 Letter Agreement, in exchange for their allocated sales in our secondary offering of 10,925,000 shares of common stock sold by selling stockholders, completed on May 8, 2019 (the "May 2019

Offering"), Messrs. Bullock and Hollon agreed to enter into (i) an amendment to the Registration Rights Agreement, pursuant to which Messrs. Bullock and Hollon will be deemed to hold no registrable shares under the Registration Rights Agreement at such time as they hold 150,000 and 300,000 registrable shares, respectively, and (ii) a waiver to the Registration Rights Agreement to facilitate the selling stockholder allocations in the May 2019 Offering (the "May 2019 Waiver"), pursuant to which YETI Holdings, Inc. and the Majority Stockholders agreed to use their commercially reasonable efforts to effect the May 2019 Offering, subject to market conditions and certain other contingencies and considerations, and each party agreed that the number of shares of common stock to be included in the May 2019 Offering was to be allocated according to the terms of the May 2019 Waiver. In addition, each of Messrs. Bullock and Hollon adopted trading plans established under Rule 10b5-1 of the Exchange Act, pursuant to which they would each sell, subject to the terms of such trading plans, a significant portion of their remaining shares of common stock commencing following the expiration of the lock-up agreements they entered into in connection with the May 2019 Offering. Such trading plans were adopted by each of Messrs. Bullock and Hollon in the second quarter of 2019, and all shares included in such trading plans have now been sold. In addition, as of September 4, 2019, Messrs. Bullock and Hollon held less than 150,000 and 300,000 registrable shares, respectively, and, accordingly were deemed to hold no registrable shares under the Registration Rights Agreement.

        On November 4, 2019, we and certain parties to the Registration Rights Agreement entered into a waiver to the Registration Rights Agreement to facilitate the selling stockholder allocations in our secondary offering of 11,500,000 shares of common stock sold by selling stockholders, completed on November 12, 2019 (the "November 2019 Offering"), and waived the requirement to enter into lock-up agreements for certain parties to the Registration Rights Agreement that did not participate in the November 2019 Offering. In addition, on December 11, 2019, we and certain parties to the Registration Rights Agreement entered into a letter agreement and an amendment to the Registration Rights Agreement, pursuant to which (i) Oaktree Specialty Lending Corporation ("Oaktree"), Christopher S. Conroy, the Christopher S. Conroy Irrevocable Spousal Trust and Steven W. Hoogendoorn were deemed to hold no registrable shares under the Registration Rights Agreement as of December 11, 2019 and (ii) in exchange, Oaktree agreed to adopt and implement a trading plan established under Rule 10b5-1 of the Exchange Act, pursuant to which it would sell, subject to the terms of such trading plan, its remaining shares of common stock commencing following the expiration of the lock-up agreement it entered into in connection with November 2019 Offering. Oaktree adopted such trading plan and all shares included in such trading plan have now been sold.

Other Related-Party Transactions

        Roy J. Seiders serves in a non-executive capacity as Chairman and Founder of YETI Coolers, LLC pursuant to an employment agreement dated September 14, 2015. Total cash payments made by us to Mr. Seiders, including salary, bonus, and dividends in respect of vested options, were approximately $54,000 for such service during 2019, $0.7 million 2018 and $1.0 million for 2017.

        Ryan R. Seiders, who currently serves as a Co-Founder of YETI Coolers, LLC pursuant to an employment agreement dated September 14, 2015, is the brother of Roy J. Seiders. Total cash payments made by us to Mr. Seiders, including salary, bonus, and dividends in respect of vested options, were approximately $51,000 for 2019, $0.7 million for 2018 and $0.7 million for 2017.

        In 2012, we entered into a management services agreement with Cortec that provided for a management fee based on 1.0% of total sales, not to exceed $750,000 annually, plus certain out-of-pocket expenses. Each of Messrs. Lipsitz, Najjar, and Schnadig are Managing Partners of Cortec. During each of 2018 and 2017, we incurred fees and out-of-pocket expenses under this agreement of $0.8 million. This agreement was terminated in connection with our IPO and no further payments are due to Cortec.

        In March 2016, the unvested stock options outstanding under the 2012 Plan, including those held by Messrs. Reintjes, Shields, and Barksdale, were modified to convert performance-based options to time-based options and to change the vesting period for time-based options.

        Under the revised terms of Roy Seiders' option agreement, the options are subject solely to time-vesting restrictions as follows: (i) 138,156 of the options vested on July 31, 2017 and (ii) the remaining 138,950 options vested on July 31, 2018.

        Under the revised terms of Ryan Seiders' option agreement, the options are subject solely to time-vesting restrictions as follows: (i) 135,774 of the options vested on July 31, 2017 and (ii) the remaining 135,774 options vested on July 31, 2018.

        We lease warehouse space in Austin, Texas, from Hidalgo Ice, LP, an entity owned by Roy Seiders and Ryan Seiders. The lease is month to month, can be cancelled upon 30 days' written notice and requires monthly payments of $8,700. Total cash payments made by us to this entity under the lease agreement were $0.1 million for each of 2019, 2018 and 2017.

Indemnification of Directors and Officers

        Our restated certificate of incorporation and amended and restated bylaws provide that our directors and officers will be indemnified by us to the fullest extent authorized by Delaware law as it currently exists or may in the future be amended, against all expenses and liabilities reasonably incurred in connection with their service for or on our behalf. In addition, our restated certificate of incorporation provides that our directors will not be personally liable for monetary damages to us or our stockholders for breaches of their fiduciary duty as directors.

        In addition to the indemnification provided by our restated certificate of incorporation and amended and restated bylaws, we have entered into agreements to indemnify our directors, executive officers and certain other officers and agents. These agreements, among other things and subject to certain standards to be met, require us to indemnify these directors, officers and agents for certain expenses, including attorneys' and experts' fees, judgments, fines, penalties and settlement amounts incurred by any such person in any action or proceeding, including any action by or in our right, arising out of that person's services as a director, officer or agent of us or any of our subsidiaries or any other company or enterprise to which the person provides services at our request. These agreements also require us to advance expenses to these officers and directors for investigating, defending, being a witness in or participating in, or preparing to investigate, defend, be a witness or participate in, any such action or proceeding, subject to an undertaking to repay such amounts if it is ultimately determined that such director, officer or agent was not entitled to be indemnified for such expenses.

        We maintain, at our expense, an insurance policy that insures our officers and directors, subject to customary exclusions and deductions, against loss arising from claims made for breach of fiduciary duty or other wrongful acts as a director or executive officer and to us with respect to payments that may be made by us to these directors and executive officers pursuant to our indemnification obligations or otherwise as a matter of law. We have also entered into additional and enhanced insurance arrangements to provide coverage to our directors and executive officers against loss arising from claims relating to public securities matters.

 SELLING STOCKHOLDERS

        The selling stockholders named below may offer, from time to time in one or more offerings, up to an aggregate of 15,000,000 shares of our common stock, subject to adjustments for stock splits, stock dividends and reclassifications. The following table sets forth the names of the selling stockholders (and/or the beneficial owners) and the number of shares of common stock held by each of them as of May 1, 2020. The table below reflects the current intended allocation of the sale of 15,000,000 shares of our common stock by the selling stockholders. The selling stockholders may agree, however, to sell the shares in different amounts among the selling stockholders, but in any event not to exceed 15,000,000 shares in the aggregate.

        Information in the table below with respect to beneficial ownership has been furnished by each of the selling stockholders. The shares are being registered to permit public secondary trading of the shares, and selling stockholders may offer the shares for resale from time to time in one or more offerings. Beneficial ownership is determined in accordance with the rules and regulations of the SEC. These rules generally provide that a person is the beneficial owner of securities if they have or share the power to vote or direct the voting thereof, or to dispose or direct the disposition thereof, or have the right to acquire such powers within 60 days. In computing the percentage ownership of a person, shares of our common stock subject to the options held by that person are deemed to be outstanding if they are exercisable within 60 days of May 1, 2020. The shares subject to options are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. All percentages in the following tables are based on a total of 86,898,386 shares of our common stock outstanding as of May 1, 2020.

        The selling stockholders listed in the table below may have sold, transferred, otherwise disposed of or purchased, or may sell, transfer, otherwise dispose of or purchase, at any time and from time to time, shares of our common stock in transactions exempt from the registration requirements of the Securities Act or in the open market after the date on which they provided the information set forth in the table below. We do not know which (if any) of the selling stockholders named below actually will offer to sell shares pursuant to this prospectus, or the number of shares that each of them will offer.

        Any affiliate of a broker-dealer will be deemed to be an "underwriter" within the meaning of Section 2(a)(11) of the Securities Act, unless such selling stockholder purchased in the ordinary course of business and, at the time of its purchase of the stock, did not have any agreements or understandings, directly or indirectly, with any person to distribute the stock. As a result, any profits on the sale of the common stock by selling stockholders who are deemed to be "underwriter" and any discounts, commissions or concessions received by any such broker-dealers who are deemed to be "underwriters" will be deemed to be underwriting discounts and commissions under the Securities Act. Selling stockholders who are deemed to be "underwriters" will be subject to the prospectus delivery requirements of the Securities Act and to certain statutory liabilities, including, but not limited to, those under Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Exchange Act.

        Information about additional selling stockholders, if any, including their identities and the common stock to be registered on their behalf, will be set forth in a prospectus supplement, in a post-effective amendment or in filings that we make with the SEC under the Exchange Act, which are incorporated by reference in this prospectus. Information concerning the selling stockholders may change from time to time. Any changes to the information provided below will be set forth in a supplement to this prospectus, in a post-effective amendment or in filings we make with the SEC under the Exchange Act, which are incorporated by reference into this prospectus if and when necessary.

        Unless otherwise indicated and subject to applicable community property laws, to our knowledge, each selling stockholder named in the following table possesses sole voting and investment power over the shares listed. Unless otherwise noted below, the address of each selling stockholder listed in the table is c/o YETI Holdings, Inc., 7601 Southwest Parkway, Austin, Texas 78735.

	Beneficial Ownership Before Resale				Beneficial Ownership After Resale(1)
	Common Stock				Common Stock
Name of selling stockholder	Number of Shares	%	Number of shares offered		Number of Shares	%
Cortec(2)	18,367,597	21.1%	12,750,018	(7)	5,617,579	6.5%
RJS Ice 2, LP(3)	5,402,115	6.2%	965,797		4,436,318	5.1%
RRS Ice 2, LP(4)	3,161,890	3.6%	565,287		2,596,603	3.0%
YHI CG Group Investors, LLC(5)	1,035,523	1.2%	718,898		316,625	*
Allison S. Klazkin(6)	2,589	*	1,798		791	*

*
Less than 1.0%.

(1)
Assumes that each named selling stockholder sells all of the shares of our common stock it is offering for sale under this prospectus and neither acquires nor disposes of any other shares, or rights to purchase other shares of our common stock, subsequent to the date as of which we obtained information regarding its holdings. Because the selling stockholders are not obligated to sell all or any portion of the shares of our common stock shown as offered by them, we cannot estimate the actual number of shares (or the actual percentage of the class) of our common stock that will be held by any selling stockholder upon completion of the offering. We are registering the offer and sale of the shares of common stock by the selling stockholders to satisfy registration rights we granted to the selling stockholders. See "Certain Relationships and Related Party Transactions with Selling Stockholders—Registration Rights Agreement."

(2)
Includes (i) 16,937,844 shares of common stock held by Cortec Group Fund V, L.P, (ii) 389,571 shares of common stock held by Cortec Co-Investment Fund V, LLC, (iii) 1,035,523 shares of common stock held by Cortec Group Fund V (Parallel), L.P., (iv) 2,070 shares of common stock held by John T. Miner, and (v) 2,589 shares of common stock held by Allison S. Klazkin.

Cortec Management V, LLC is the managing general partner of Cortec Group Fund V, L.P. Cortec Group GP, LLC is the manager of Cortec Management V, LLC and Cortec Co-Investment Fund V, LLC. The manner in which the investments of Cortec Group Fund V, L.P. and Cortec Co-Investment Fund V, LLC are held, including shares of common stock, and any decisions concerning their ultimate voting and disposition, are subject to the control of Cortec Group GP, LLC, as manager of Cortec Management V, LLC and Cortec Co-Investment Fund V, LLC. The managers of Cortec Group GP, LLC currently consist of David L. Schnadig, Jeffrey A. Lipsitz, Michael E. Najjar, Jeffrey R. Shannon and Jonathan A. Stein. A vote of such managers holding at least 66 2/3% of Cortec Group GP, LLC is required to approve actions on behalf of Cortec Group GP, LLC with respect to shares of common stock held by Cortec Group Fund V, L.P. and Cortec Co-Investment Fund V, LLC. As a result, none of the managers of Cortec Group GP, LLC has direct or indirect voting or dispositive power with respect to such shares of common stock held by Cortec Group Fund V, L.P. and Cortec Co-Investment Fund V, LLC.

Cortec Management V (Co-Invest), LLC is the general partner of Cortec Group Fund V (Parallel), L.P. The manner in which the investments of Cortec Group Fund V (Parallel), L.P. are held, including shares of common stock, and any decisions concerning their ultimate voting and disposition, are subject to the control of Cortec Management V (Co-Invest), LLC. The managers of Cortec Management V (Co-Invest), LLC currently consist of David L. Schnadig, Jeffrey A. Lipsitz, R. Scott Schafler and Michael E. Najjar. A majority vote of such managers is required to approve actions with respect to shares of common stock held by Cortec Group Fund V

  (Parallel), L.P. As a result, none of the managers of Cortec Management V (Co-Invest), LLC has direct or indirect voting or dispositive power with respect to such shares of common stock held by Cortec Group Fund V (Parallel), L.P.

  As Cortec Group Fund V (Parallel), L.P. is required by the terms of its limited partnership agreement to dispose of its equity investments in the same manner and at the same time as Cortec Group Fund V, L.P. and Cortec Co-Investment Fund V, LLC, John T. Miner and Allison S. Klazkin may only dispose of their respective equity investments in the same manner and at the same time as Cortec Group Fund V, L.P., Cortec Management V, LLC, as managing general partner of Cortec Group Fund V, L.P. may also be deemed to have beneficial ownership over the shares of common stock held by Cortec Group Fund V (Parallel), L.P., Cortec Co-Investment Fund V, LLC, John T. Miner and Allison S. Klazkin. Cortec Group GP, LLC, as manager of Cortec Management V, LLC may also be deemed to have beneficial ownership over the shares of common stock held by Cortec Group Fund V (Parallel), L.P., John T. Miner and Allison S. Klazkin. A vote of such managers holding at least 66 2/3% of Cortec Group GP, LLC is required to approve actions on behalf of Cortec Group GP, LLC with respect to shares of common stock held by Cortec Group Fund V, L.P. As a result, none of the managers of Cortec Group GP, LLC has direct or indirect voting or dispositive power with respect to shares of common stock held by Cortec Group Fund V (Parallel), L.P., John T. Miner and Allison S. Klazkin.

  Each of the managers of Cortec Group GP, LLC and Cortec Management V (Co-Invest), LLC disclaims beneficial ownership of the shares of common stock beneficially owned by such entities. Each of the managers of Cortec Group GP, LLC, Cortec Group GP, LLC and Cortec Management V, LLC disclaims beneficial ownership of the shares of common stock held by John T. Miner and Allison S. Klazkin.

  The address of Cortec Group Fund V, L.P., Cortec Co-Investment Fund V, LLC, Cortec Group Fund V (Parallel), L.P., Cortec Management V, LLC, Cortec Group GP, LLC, and Cortec Management V (Co-Invest), LLC is 140 East 45th Street, 43rd Floor, New York, New York 10017.

(3)
Represents 5,402,115 shares of common stock held by RJS Ice 2, LP. Roy J. Seiders is the manager of RJS ICE Management, LLC, the general partner of RJS Ice 2, LP, and may be deemed to beneficially own the shares of common stock held by RJS Ice 2, LP. The address of RJS ICE Management, LLC is P.O. Box 163325, Austin, Texas 78716.

(4)
Includes 3,161,890 shares of common stock held by RRS Ice 2, LP. Ryan R. Seiders is the manager of RRS ICE Management, LLC, the general partner of RRS Ice 2, LP, and may be deemed to beneficially own the shares of common stock held by RRS Ice 2, LP. The address of RRS ICE Management, LLC is P.O. Box 163325, Austin, Texas 78716.

(5)
RDV Corporation is the manager of YHI CG Group Investors, LLC. Robert H. Schierbeek, the chief executive officer of RDV Corporation, has direct voting and dispositive power with respect to the shares of common stock held by YHI CG Group Investors, LLC. The address of YHI CG Group Investors, LLC is 126 Ottawa Avenue NW, Suite 500, Grand Rapids, Michigan 49503.

(6)
The address of Allison S. Klazkin is 140 East 45th Street, 43rd Floor, New York, New York 10017.

(7)
Includes shares of common stock offered by Allison S. Klazkin.

PLAN OF DISTRIBUTION

General

        The selling stockholders may sell some or all of the shares of common stock that they hold, from time to time in one or more offerings, by a variety of methods, including the following:

  •
  on any national securities exchange or quotation service on which our common stock may be listed at the time of sale, including the NYSE;

  •
  in the over-the-counter market;

  •
  in transactions otherwise than on such exchange or in the over-the-counter market, which may include privately negotiated transactions and sales directly to one or more purchasers;

  •
  through ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

  •
  through purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

  •
  through underwriters, broker-dealers, agents, in privately negotiated transactions, or any combination of these methods;

  •
  through short sales;

  •
  through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

  •
  by pledge to secure debts or other obligations;

  •
  a combination of any of these methods; or

  •
  by any other method permitted pursuant to applicable law.

        As used in this prospectus, "selling stockholders" includes transferees, pledgees, donees, assignees or successors selling shares received after the date of this prospectus from a selling stockholder as a gift, pledge, partnership distribution or other non-sale related transfer.

        We will not receive any proceeds from the sale of shares of our common stock that may be sold from time to time pursuant to this prospectus by the selling stockholders. We will bear certain costs associated with this registration in accordance with the registration rights agreement. However, the selling stockholders will bear any brokerage commissions, transfer taxes, or underwriting commissions and discounts attributable to their sale of shares of our common stock.

        The common stock may be distributed by the selling stockholders from time to time in one or more transactions:

  •
  at a fixed price or prices, which may be changed;

  •
  at market prices prevailing at the time of sale;

  •
  at prices related to such prevailing market prices;

  •
  at varying prices determined at the time of sale; or

  •
  at negotiated prices.

        Offers to purchase the common stock being offered by this prospectus may be solicited directly. Agents may also be designated to solicit offers to purchase the common stock from time to time. Any agent involved in the offer or sale of our common stock will be identified in a prospectus supplement.

        If a dealer is utilized in the sale of the common stock being offered by this prospectus, the common stock will be sold to the dealer, as principal. The dealer may then resell the common stock to the public at varying prices to be determined by the dealer at the time of resale.

        If an underwriter is utilized in the sale of the common stock being offered by this prospectus, an underwriting agreement will be executed with the underwriter at the time of sale and the name of any underwriter will be provided in the prospectus supplement that the underwriter will use to make resales of the common stock to the public. In connection with the sale of the common stock, the selling stockholders, or the purchasers of common stock for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the common stock to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for which they may act as agent. Unless otherwise indicated in a prospectus supplement, an agent will be acting on a best efforts basis and a dealer will purchase common stock as a principal, and may then resell the common stock at varying prices to be determined by the dealer.

        The selling stockholders who participate in the sale or distribution of the shares of common stock offered by the selling stockholders and any broker-dealers or agents who participate in the distribution of common stock offered by this prospectus may be deemed to be "underwriters" within the meaning of the Securities Act. Any selling stockholders identified as registered broker-dealers in the selling stockholders table in the section titled "Selling Stockholders" are deemed to be underwriters. As a result, any selling stockholders, broker-dealers or agents who are deemed to be "underwriters" within the meaning of Section 2(a)(11) of the Securities Act will be subject to prospectus delivery requirements of the Securities Act and to certain statutory liabilities, including, but not limited to, those under Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Exchange Act. In addition, any profits on the sale of the common stock by any selling stockholders, broker-dealers or agents deemed to be "underwriters" and any discounts, commissions or concessions received by any such broker-dealer or agents may be deemed to be underwriting discounts and commissions under the Securities Act.

        Any compensation paid to underwriters, dealers or agents in connection with the offering of the common stock under this prospectus, and any discounts, concessions or commissions allowed by underwriters to participating dealers will be provided in the applicable prospectus supplement. In compliance with the guidelines of the Financial Industry Regulatory Authority, Inc. ("FINRA") the amount of underwriting compensation, including underwriting discounts and commissions, to be paid in connection with any offering of common stock pursuant to this prospectus will be limited to an amount that is fair and reasonable, with such amount to be evaluated based on the size and type of the common stock being offered as well as the risk assumed by the underwriters, dealers or agents, as the case may be. We may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof and to reimburse those persons for certain expenses.

        To facilitate the offering of common stock, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the common stock. This may include over-allotments or short sales of the common stock, which involve the sale by persons participating in the offering of more common stock than were sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of the common stock by bidding for or purchasing common stock in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if common stock sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the common stock at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

        If indicated in the applicable prospectus supplement, underwriters or other persons acting as agents may be authorized to solicit offers by institutions or other suitable purchasers to purchase the common stock at the public offering price set forth in the prospectus supplement, pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in the prospectus supplement. These purchasers may include, among others, commercial and savings banks, insurance companies, pension funds, investment companies and educational and charitable institutions. Delayed delivery contracts will be subject to the condition that the purchase of the common stock covered by the delayed delivery contracts will not, at the time of delivery, be prohibited under the laws of any jurisdiction in the United States to which the purchaser is subject. The underwriters and agents will not have any responsibility with respect to the validity or performance of these contracts.

        With respect to the offering and sale of the common stock under this prospectus by the selling stockholders, we may agree to indemnify each selling stockholder and any underwriter for such selling stockholder (as determined in the Securities Act) against specified liabilities, including liabilities under the Securities Act. The selling stockholders have agreed to indemnify us against specified liabilities, including liabilities under the Securities Act. In addition, we may agree to pay substantially all of the expenses incidental to the registration, underwritten offering and sale of the common stock by the selling stockholders to the public, including the payment of federal securities law and state blue sky registration fees and the reasonable fees and disbursements of one counsel for the selling stockholders, except that we will not bear any brokers' or underwriters' discounts and commissions, fees and expenses of counsel to underwriters or brokers, transfer taxes or transfer fees relating to the sale of shares of our common stock by the selling stockholders.

        The underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business for which they receive compensation.

 LEGAL MATTERS

        Unless otherwise indicated in the applicable prospectus supplement, certain legal matters in connection with the offering and the validity of the common stock offered by this prospectus, and any supplement thereto, will be passed upon by O'Melveny & Myers LLP.

EXPERTS

        The audited consolidated financial statements and management's assessment of the effectiveness of internal control over financial reporting incorporated by reference in this prospectus and elsewhere in the registration statement have been incorporated by reference in reliance upon the reports of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

15,000,000 Shares

Common Stock

Prospectus Supplement

Goldman Sachs & Co. LLC

May 11, 2020